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                                                            EXHIBIT 10.5(b)(iii)



                          JOHNSTON INDUSTRIES, INC.

                        EMPLOYEE STOCK PURCHASE PLAN

                             AMENDMENT NUMBER 4

             In accordance with the action of the Board of Directors at its meeting on December 17, 1993, paragraph 3 of the Plan was amended to increase the maximum number of shares that may be purchased by participants pursuant to the Plan to 632,400 shares. The Board also increased by $3,100,000 the limit on guarantees, bringing the maximum guarantees to a total of $6,875,000 in aggregate outstanding principal amount.